UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2009, that the Compensation Committee of the Board of Directors of EMCORE Corporation (the “Company”) had, at the recommendation of the Company’s Executive Management, approved temporary decreases in the annual base salaries of the Company’s Chief Executive Officer, its Chief Financial Officer and each of the other currently named executive officers of the Company (collectively, the “Named Executive Officers”).  On March 20, 2009, the Compensation Committee of the Board of Directors of the Company, at the recommendation of the Company’s Executive Management, approved a second temporary decrease in the annual base salaries of the Named Executive Officers of the Company. In light of the Company’s improving liquidity position and business outlook, on September 10, 2009, the Compensation Committee of the Board of Directors of the Company, at the recommendation of the Company’s Executive Management, approved a reduction in the temporary decreases in the annual base salaries of the Named Executive Officers.  Accordingly, effective September 27, 2009, and until the Company is able to secure additional financing or its business outlook and liquidity positions improve, the annual base salaries of the Named Executive Officers are as follows:

•	the annual base salary of Reuben F. Richards, Jr., the Company's Executive Chairman and Chairman of the Board, which was previously reduced by 20%, will now be reduced by 10%;

•	the annual base salary of Hong Q. Hou, Ph.D., the Company's Chief Executive Officer and President, which was previously reduced by 20%, will now be reduced by 10%;

•	the annual base salary of John M. Markovich, the Company’s Chief Financial Officer, which was previously reduced by 10%, will now be reduced by 5%;

•	the annual base salary of Christopher Larocca, the Company’s Chief Operating Officer, which was previously reduced by 10%, will now be reduced by 5%;

•	the annual base salary of John Iannelli, Ph.D., the Company's Chief Technology Officer, which was previously reduced by 10%, will now be reduced by 5%; and

•	the annual base salary of Keith J. Kosco, the Company's Chief Legal Officer and Secretary, which was previously reduced by 10%, will now be reduced by 5%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: September 16, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer